CONSENT OF INDEPENDENT AUDITORS

eAcceleration Corp.
Poulsbo, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-85444), of our report dated February 27, 2002 (which contains an explanatory paragraph concluding that there is a substantial doubt about the Company's ability to continue as a going concern), relating to the consolidated financial statements of eAcceleration Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ McKennon Wilson & Morgan, LLP
Irvine, California
April 11, 2003